               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (Form N-1A) (No. 33-14363) of Delaware Group Premium Fund of our reports dated February 5, 2001, included in the 2000 Annual Reports to shareholders.




Philadelphia, Pennsylvania
April 24, 2001